Exhbit 10.3

                           EMERGING DELTA CORPORATION

                           4424 Gaines Ranch Loop #415
                               Austin, Texas 78735

                             Tuesday, March 09, 2004


EZklick
Attn: Merle Coe, President


Re:      Collaboration regarding Independent Wholesale Distribution Centers

Dear Merle:

EZklick and Emerging Delta Corporation ("Delta") have agreed in principle to the plan described in Exhibit A (the "Term Sheet").

In consideration of our mutual promises, agreeing to be bound in contract, we agree as follows:

1.   We agree to the terms and conditions of the Term Sheet.

2. Neither EZklick nor any affiliate of EZklick will, directly or indirectly, contact, accept funds from, or otherwise benefit from funding provided by, any entity or person with whom Delta or any officer, director or agent of Delta has communicated or shall in the future communicate regarding the funding of EZklick or of any proposed acquisitions of IWDCs, as described in the Term Sheet. EZK will give Delta full, first-priority assistance in connection therewith.

3. All analyses, presentations and other documents and informational materials prepared by Delta or pursuant to Delta's direction ("Delta Materials") will be deemed the personal property of Delta.

4. Unless authorized by Delta, neither EZklick nor any affiliate of EZklick will disclose to any person who is not an officer, director, employee or advisor of EZklick any of the Delta Materials, nor will EZklick use any of the Delta Materials except in furtherance of the plan described in the Term Sheet.

It is understood that the parties intend for legal counsel to prepare for the parties suitable documents that will more perfectly express their intentions for business legal purposes. If and when such documents are signed by the parties, they will supercede this letter agreement.

If this letter accurately describes our agreement, please sign a copy and return that signed copy to me.


                                                 Very truly yours,



                                                 Emerging Delta Corporation
                                                 By Allen F. Campbell, President




ACCEPTED AND AGREED:


EZklick


By_______________________________________
         Merle Coe, President














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                                    EXHIBIT A

                                   TERM SHEET

Emerging Delta Corporation ("Delta") and EZklick ("EZK") have agreed to proceed with the plan set forth herein (the "Plan").

1) The objective of the Plan is to acquire 100% ownership (or at least majority ownership) of independent grocery wholesale distribution centers ("IWDCs" also known as Cash and Carry's) at low private PE multiples,(1) improve their profitability, and realize value at a high public PE multiple.

2) The spirit of the collaboration is that EZK and Delta will be "combining forces" and that EZK will redirect and reorganize its independent grocery strategy (its only strategy) with and through Delta, as described below.(2) In general, EZK will be contributing its proprietary systems, its knowledge of the independent grocery industry, and a management team that can bring operational and merchandising improvements to the acquired IWDCs. In other words, the EZK team will be responsible for the organic growth and operational success of the acquired IWDCs (or any newly established IWDC). Delta will be contributing a team that has legal and investment banking experience, including experience in acquiring businesses to implement industry consolidation strategy.(3) In other words, the Delta team will be responsible for the acquisition and financing of the IWDCs. The Delta team will also be responsible for (a) initiating and directing arrangements with market makers and broker-dealers, (b) investor relations, and (c) all legal matters, including SEC compliance.

3)   Business Combination:

     a) Delta and EZK will combine in such a way that i) Delta and EZK will merge, or ii) EZK's shareholders will have exchanged their EZK shares for Delta shares. In either case Delta will become the 100% owner of EZK. Thus, from the viewpoint of the shareholders, the financial success of the collaboration will be based on Delta's publicly traded shares and will be measured primarily by the stock market performance of Delta's shares.

     b)   As used herein,

          i)   "Qualifying Acquisition" will mean

               (1)  a purchase of an IWDC, or

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(1)  EZK  has  advised   Delta  that  Delta  and  EZK  can  plan  this  industry
consolidation buying IWDCs at multiples not exceeding 4.5x.
(2) Although the parties are committing to the specific course of action stated herein, they agree to consider and discuss alternative means of accomplishing the general objective stated herein if more tax-efficient means are identified.
(3) In addition, Delta is contributing its status as a public reporting corporation.

               (2) a structured transaction in which Delta acquires direct or indirect majority voting control of an IWDC,(4) or

               (3) a structured transaction in which Delta provides or arranges for the funding of the acquisition of an IWDC in which Delta may initially have less than voting control but will (or can at its option) acquire direct or indirect voting control of the entity owning the IWDC,(5) or

               (4)  any  other  form  of  transaction   which  is   economically
                    equivalent to the foregoing three items;(6)

          ii) "Adequate Magnitude" shall mean the condition in which Delta shall have effected Qualifying Acquisitions of companies which in the aggregate shall have reported gross revenues of at least $100 million in its (their) latest fiscal years;

          iii) "Trigger Event" shall mean that point in time when Delta shall have closed the last acquisition whereby Delta shall have reached Adequate Magnitude;

          iv)  "Requisite  Funding"  shall  mean  funding  (including  necessary
               working   capital)   required   for   Delta  to  reach   Adequate
               Magnitude;(7)

          v) "Qualified Investors" shall mean investors (a) who have the financial means to invest in Delta and (b) who are legally acceptable as sources of funding under applicable law (such as persons who are permitted to invest in companies under the private placement rules of US securities laws).(8)

     c) The business combination of Delta and EZK (the D-EZK Combination)(9) will be conditional on and immediately after the occurrence of the Trigger Event.

          i) Alternatively, Delta will have the option to choose to require the D-EZK Combination to occur if and when Delta receives one or more firm financing commitments from Qualified Investors which in the aggregate will provide Requisite Funding.

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(4) Example:  Delta organizes a special purpose entity ("SPE"), in the form of a limited partnership or limited liability company, of which Delta or a subsidiary of Delta has more than 50% of the voting control of the general or managing partner, and the SPE acquires majority ownership or control of an IWDC.
(5) For example: similarly to a transaction presently being negotiated by EZK, Delta may arrange for a third party to acquire an IWDC pursuant to an agreement whereby i) one or more third parties provides acquisition and working capital funding, ii) the funding is structured as a loan or other senior obligation which provides for the funding source to be paid interest and repayment of principal, with the obligation secured by the assets and business of the IWDC, and iii) Delta has the right to acquire at least 51% of the common equity of the entity that owns the IWDC.
(6) In all cases, it is contemplated that the owners of the IWDCs will be bought out and will not retain any ownership in the acquired IWDCs.
(7) The form of the financing(s) will be at the discretion of Delta, and may include for example common or preferred shares of Delta, third-party loans, purchase-money debt, or obligations issued by SPEs. The parties generally prefer that the financing maximize the use of debt or preferred stock or any other form of financing that will minimize the number of Delta shares to be issued in connection with any such funding.
(8) "Qualified lnvestors" includes sellers of IWDCs to the extent that they accept purchase money debt obligations in partial or full payment for their IWDCs.
(9) The partiers hope and intend that the D-EZK Combination will occur as soon as is reasonably feasible.

          ii) EZK's shareholders will receive 45% of the number of common shares of Delta (less any shares allocated to Balanced Financial as provided for below) that will be issued and outstanding as of the closing of the D-EZK Combination.

4) Delta may adopt a new name at this time suggestive of its new IWDC strategy.

5) Delta after the D-EZK Combination is hereinafter referred to as DZK. DZK may or may not be renamed EZklick.

6) EZK has informed Delta that the following individuals have stated their willingness and intention to serve as officers or directors of DZK:

     a)   Merle Coe, as president and director of DZK;(10)

     b) Tom Snyder, as director of DZK (and candidate to be chairman of the DZK board of directors);(11)

     c) Duane Wolter, as CFO and director of DZK (and candidate to be CEO of Delta);

     d)   Don Velhaber, as COO and director of DZK.

7) EZK will cause the aforenamed individuals to provide pre-merger assistance to Delta in connection with plan described herein.

8) EZK will make Don Bosic available as an advisor to Delta in connection with its status and successful functioning as a public company.

9) Delta will form an executive committee, and Allen Campbell will be chairman of the executive committee. EZK and Delta will form a steering committee to steer the business combination process until the merger/acquisition is effected. Upon completion of the merger/acquisition, Delta's executive committee will continue in existence, and Allen Campbell will continue as its chairman. At his option, Campbell will continue as a director of Delta, and will be general counsel of Delta.

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(10) Merle Coe will  resign  his  position  with  MicroNEX  forthwith.  Until he becomes President of DZK, Mr. Coe is willing to serve part-time as acting President of Delta without compensation. As President of DZK, he will receive a salary of $150,000 per annum for the first two years, and then he shall be paid such higher salary as DZK shall agree to, which is based on the expectation that DZK will have the financial resources to at that time to pay Mr. Coe a substantially higher salary.

(11) Merle Coe will arrange for Mr. Snyder to meet soon with Mr. Campbell and with Delta's other directors and advisors to consider Mr. Snyder's election as chairman of the board of directors of Delta or of DZK. Mr. Coe has stated that Mr. Snyder is an ideal candidate for that position and that Mr. Snyder is willing to serve as chairman of the board of directors of DZK for two years at a relatively low salary, after which he should be paid such higher salary as DZK shall agree to, which is based on the expectation that DZK will have the financial resources to at that time to pay him a substantially higher salary..

10) Delta will cause Martin Nielson to commit to join DZK as EVP and Director of Business Development, in which capacity he will be in charge of the process of acquiring IWDCs and the related financings. Mr. Nielson has experience in growing companies by acquisitions (and internal growth) in related fields and specifically in the UK IWDC area. He will join Delta at this time as EVP and director. As needed and as approved by Delta, Nielson shall make his merger and acquisition firm available to assist, accelerate, and/or otherwise enhance the productivity of the acquisition process, and to facilitate the financing.

11)  The following Delta directors will remain as directors of DZK:

     a)   Jerry Jarrell (chairman of the audit committee);

     b)   Lawrence Cottingham (chairman of the compensation committee);

     c)   Dermot Butler.

12) In order to raise the Requisite Funding, EZK and Delta will develop profiles of acquisition targets.(12) EZK will propose IWDCs for Delta to acquire.(13) For general planning purposes, the discussion below sees such acquisitions as being of two kinds: 1) the California IWDC opportunity which EZK has already presented to Delta and 2) IWDCs with revenues between $20 million and $40 million. The baseline business plan will be predicated on acquiring $20 million to $40 million IWDCs, but the parties will attempt to make the California IWDC the first acquisition and build from that audited foundation of strength.

13)  MicxroNEX licenses:

     a) To the extent necessary, MicroNEX and EZK will restructure the terms of their CRISP license agreements to ensure that EZK has a permanent, exclusive, royalty-free world-wide license for CRISP with respect to all aspects of the independent grocery business, including retail and wholesale.

     b) MicroNEX and EZK will grant to Delta a permanent, non-exclusive, royalty-free world-wide license for CRISP with respect to all aspects of the independent grocery business, including retail and wholesale, for Delta to use in all of its acquired IWDCs and in retail stores that are customers of such IWDCs.

-----------------------

(12) EZK is hereby requested to provide substantiation for the proposition that IWDCs in the $20 to $40 million revenues size range can be acquired for no more than 4.5x EBITDA.
(13) Delta intends to use extensive debt financing to the extent feasible.

     c) At the time of the D-EZK Combination, MicroNEX and EZK will grant to DZK a permanent, exclusive, royalty-free world-wide license for CRISP with respect to all aspects of the independent grocery business, including retail and wholesale. DZK will own all improvements to and/or elements of CRISP that are specific to the independent grocery field of business. MicroNEX will retain no intellectual or other property that specifically pertains to the independent grocery field.(14)

14) In the business combination, any services that EZK provides to Delta or Delta's retailer customers will be provided at no cost to Delta or at EZK's cost. If Coe becomes interim President of Delta, he will remain President of EZK, which will remain responsible for his compensation, so that his services will be provided to Delta at no cost to Delta. When requested, Duane Wolter will make his forensic accounting firm's services available to Delta at its cost for due diligence and related purposes.

15) Recognizing that Delta is an SEC-reporting company, EZK will take all actions necessary or appropriate and all actions reasonably requested by counsel to Delta in connection with the D-EZK Combination, including providing three years audited financial statements.

16) EZK acknowledges that Balanced Financial Corporation ("Balanced") has acted on behalf of EZK to arrange for funding and that Balanced introduced the parties to one another. Balanced has expressed its desire to have an equity participation in DEZ, which may be in the form of common stock, stock options or other equity-linked instrument. Delta and EZK have agreed that each party shall bear one-half of such equity participation. Thus, one-half of any DEZ equity participation that shall be allocated to Balanced shall be included in the 45% of DEZ common equity which will issued to EZK or its shareholders at the time of the D-EZK Combination. EZK will be solely responsible for any cash compensation which may be payable to Balanced. Delta and EZK will investigate tax considerations to minimize any tax burden which Balanced might incur in connection with this matter.

17)  Cooperation between the parties:

     a) The parties will avoid taking actions that are inconsistent with or prejudicial to the success of the plan described herein.

     b) EZK will cooperate fully with Delta in connection with the plan described herein, and without limiting the generality of the foregoing, EZK agrees that it will inform Delta of all IWDC acquisition opportunities of which it is aware and also of all funding opportunities regarding same of which it is aware, and will assist Delta to do business with them if Delta so requests.

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(14) EZK advises that it and  MicroNEX can and will revise their  intercorporate agreements to suit the Delta/EZK arrangements. It is understood that MicroNEX will continue to own, develop and install systems for chain-store grocery companies and that EZK and EZK will not have rights to use MicroNEX systems in grocery store chains. (In this document, the term "chain-store grocery company" has the same meaning, primarily supermarkets, as it customarily has in the grocery industry. It is further understood that the term "chain-store grocery company" does not include [a] neighborhood grocers, individually or in a group, or [b] any network or aggregate ownership of neighborhood grocers and/or IWDCs by DZK.)

     c) The parties acknowledge that (a) EZK is in negotiations with a third party to form a company to acquire not more than two IWDCs (hereinafter the "Wallace Program"), and (b) the Wallace Program is expressly permitted under this agreement.(15)

     d)   As used herein,

          i) "Ready Date" shall mean the date as of which all of the following conditions shall have occurred:(16)

               (1) EZK shall have provided to Delta three years audited EZK financial statements;

               (2) Delta and EZK shall have agreed to a document called a business plan explaining the business and arrangements contemplated by Delta and EZK as described herein, including detailed financial projections which document shall be intended for use by potential investors or lenders in connection with this matter;

               (3) EZK shall have proposed two IWDCS as acquisition candidates for Delta and the owners of the IWDCs shall have agreed to such acquisitions and provided financial statements;

               (4) Duane Wolter's accounting firm shall have delivered to Delta financial statements regarding said two acquisition candidates, which statements said firm shall advise are reliable by Delta and outside investors in connection with making their investment decisions.

          ii) "Post-Ready Period" shall be a period of six months beginning with the Ready Date;

     e) From the effective date hereof EZK will diligently use its best efforts to cause the above-mentioned Ready Date conditions to be satisfied reasonably promptly.

     f) The parties recognize that it is necessary for Delta to show prospective investors an opportunity that will not "disappear", especially as the level of investor interest increases. Accordingly, EZK agrees to the following:

          i) From the effective date hereof until the end of the Post-Ready period, except as contemplated by this agreement, each party will:

               (1) refrain from doing business other than in the ordinary course of business, except for actions consistent with this agreement;

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(15) EZK advises that its  arrangements  contemplate  that EZK will acquire 100%
ownership of said IWDC[s] when the purchaser shall have received the principal amount of and an agreed percentage amount of interest on the amount of money paid for said IWDC[s] (including working capital). Thus, 100% ownership of said IWDC[s] will then be included in the consolidated DEZ enterprise.
(16) The purpose of establishing a Ready Date is to indicate that Delta has all the facts, figures and other information necessary in connection with raising the Requisite Funding.

               (2) inform the other party regarding new developments and all other material matters.

          ii) Other than the Wallace Program, during the Post-Ready Period, EZK will:

               (1) not, independently or in concert with others, pursue any acquisition of an IWDC by EZK, before the D-EZK Combination.

               (2) inform Delta fully regarding IWDCs that may be potential acquisition candidates;

               (3) advise all potential sources of acquisition candidates, all potential financing sources and all brokers or other financial or M&A intermediaries of this arrangement, refer them to Delta, and inform Delta of such referrals;

               (4) inform Delta of any potential funding opportunities of which it may have information from any source, including with respect to a single IWDC.(17)

          iii) The Post-Ready Period shall be automatically extended for six months following each Qualifying Acquisition, if any.

          iv) From the effective date hereof until six months after the Post-Ready Period, EZK will not recommend, encourage, assist or tolerate any action by any third party to circumvent Delta's rights hereunder.

          v) If and when Delta presents to EZK a letter of intent from one or more prospective Qualified Investors, lenders or other sources of funds (collectively, "Ready Funding Source") stating that the Ready Funding Source intends to provide Requisite Funding,(18) then for ninety days EZK will refrain from pursuing or responding to any other funding opportunities. EZK will give Delta full, first-priority assistance in connection therewith.

          vi) If and when Delta presents to EZK a contract for Requisite Funding from a Ready Funding Source, then for ninety days EZK will refrain from pursuing or responding to any other funding opportunities, during which period Delta will seek to close the Requisite Funding. EZK will give Delta full, first-priority assistance in connection therewith.

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(17) Delta will not object to EZK accepting  funding with respect to the Wallace
Program, provided it does not otherwise conflict with the plan stated herein.
(18) For purposes of this paragraph, such a letter may be signed by the Ready Funding Source's attorney[s], investment banker[s] or other authorized agent[s].